TRANSITION AGREEMENT

This TRANSITION AGREEMENT (the “Agreement”), is made as of December 15, 2006, by and between Das Family Holdings, a California corporation (“Licensor”), and BPOMS/HRO, Inc., a Delaware corporation (“Licensee”).

R E C I T A L S:

A. Immediately prior hereto, Licensor purchased BPO Management Services, Inc.’s interest in Research Engineers, Ltd. and certain other assets including, without limitation, the Internet domain name set forth on Exhibit A hereto (the “Domain Name”) and trademark set forth on Exhibit A hereto (the “Mark” and collectively with the Domain Name, the “Marks”) pursuant to the terms and conditions of that certain Purchase Agreement dated August 29, 2006, as amended (the “Purchase Agreement”), between Licensor and BPO Management Services, Inc. (formerly netGuru, Inc.), a Delaware corporation (“Parent”).

B. Licensee is a wholly-owned subsidiary of Parent.

C. Licensee intends to continue to market and sell (i) certain engineering business process outsourcing services for the architecture, engineering, and construction (A/E/C) industry, (ii) document/project collaboration software/solutions for A/E/C companies, enterprise software providers, software integrators, and other businesses engaged in document/project-centric operations, and (iii) technical services and support (collectively, the “Business”).

D. Licensee desires to obtain from Licensor and Licensor desires to grant to Licensee a temporary license to use the Marks in connection with the Business during the Term (as defined in Section 7 below), on the terms and subject to the conditions set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of each of which are hereby acknowledged, the parties hereby agree as follows:

1. Grant of License. Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive, non-transferable, royalty-free license (the “License”) to use and display the Marks, and to use the Domain Name for the purpose of promoting the Business and directing customers or potential customers to an Internet web site or other computer server accessible via the Internet in connection with the Business, during the Term and subject to the restrictions on use set forth in Section 2 below. Licensee shall have no right to grant sublicenses of the Marks or to assign its rights hereunder to any other party except as expressly provided in Section 11(d) hereof.

2. Restrictions on License of Marks; Likelihood of Confusion.

(a) Licensee shall only use the Marks in connection with the operation and promotion of the Business in a manner consistent with its usage prior to the date hereof and for no other purpose whatsoever.

(b) Licensee shall not adopt or use any word, name, mark or other designation that is likely to cause confusion with the Marks and shall not make any unlicensed use or file any application for registration of the Marks or any mark confusingly similar thereto anywhere in the world. Licensee shall not use or advertise the Marks in a manner which is likely to cause third parties to believe that Licensee is related to Licensor in any way other than as a holder of a license to the Marks. In the event that Licensor reasonably believes an action or practice undertaken by Licensee is likely to be confusing to third parties, Licensor may, in its sole discretion, require Licensee to cease and desist use of the Licensee in that manner, and Licensor and Licensee shall work together in good faith to modify such action or practice so as to comply with this Agreement.

3. Consideration. The grant of the License hereunder is a requirement and inducement for Parent to consummate the transactions contemplated by the Purchase Agreement and, as such, the parties agree that this constitutes adequate consideration. Accordingly, Licensee shall not be required to pay a separate royalty or other charge for the License.

4. Title in Licensor. Licensee acknowledges Licensor’s use of the Marks and agrees that Licensee shall not acquire any right, title or interest in or to the Marks by virtue of the License or through Licensee’s use of the Marks other than the right to use such Marks to the extent expressly provided under this Agreement. Licensee agrees that it shall not (a) assert any claim to the Marks other than as a licensee as expressly provided herein, (b) contest in any way Licensor’s ownership of or right to use such Marks, or (c) take any action or any position inconsistent with such ownership.

5. Quality Control. Licensee agrees to use the Marks only in connection with the purpose for which they are intended, which purpose shall not reflect adversely upon the good name of Licensor or the goodwill and reputation associated with the Marks.

6. Infringement by Third Parties. If Licensee learns of any infringement of the Marks or of the existence, use or promotion of any mark or design that is confusingly similar to the Marks by any third party, or believes that any third party may be so infringing the Marks or using or promoting any such confusingly similar mark or trade name, Licensee shall promptly give Licensor notice in accordance with Section 11(c). If Licensor elects to take action against any infringement, Licensee shall, at Licensor’s cost, render all reasonable assistance to Licensor in connection therewith.

7. Term. The term of this Agreement (the “Term”) shall be for a period commencing on the date hereof and expiring on March 31, 2007, except in the event that (a) the parties hereto mutually agree to terminate this Agreement in which event the Term shall terminate at such agreed upon time, (b) Licensee materially breaches this Agreement in which case the Agreement shall terminate immediately, (c) Licensor materially breaches this Agreement in which case the Agreement may be terminated at the election of Licensee, (d) an Event of Default occurs under that certain secured promissory note in principal amount of $125,000 made in favor of Licensor dated the same date hereof, in which case the Agreement shall terminate immediately, or (e) Licensee is no longer a wholly-owned subsidiary of Parent, Licensee discontinues its business, makes an assignment for the benefit of creditors, files a petition under Section 11 of the United States Bankruptcy Code (or any successor thereto), is adjudicated bankrupt or insolvent, a petition in bankruptcy is filed against Licensee that is not dismissed within sixty (60) days, a receiver or trustee is appointed for Licensee’s business or property or there is a permanent cessation of business by Licensee, in which case the Agreement shall terminate immediately. For purposes of this Agreement, a material breach shall be deemed to have occurred, among other things, if Licensee fails to comply with its obligations under Section 8(b) hereof. Upon termination of this Agreement (or the Term with respect to the Mark or Domain Name individually), the License to use such Mark or Domain Name shall automatically terminate and Licensee shall immediately cease and forever refrain from usage of such Mark or Domain Name, as applicable, and any other name or mark (whether or not violative of Section 2(b)) so similar to the Marks as to be likely to cause confusion with the Marks. The provisions of Sections 2(b), 4, 7, 9, 10 and 11 shall survive the expiration or sooner termination of this Agreement.

8. Licensee Obligations and Covenants.

(a) Licensee shall use the Marks consistent with past practices in the Business.

(b) Licensee shall enter into a web site hosting agreement whereby Licensee, at its sole cost and expense, shall provide for reasonably satisfactory hosting of the Domain Name website during the Term as well as related e-mail services (including customary service level guarantees consistent with past practice). Additionally, as part of such obligation, Licensee shall ensure that the Domain Name website includes prominent disclosure and an active link to Licensor’s designated website (in a form pre-approved by Licensor).

(c) Licensee shall not make any separate agreement with any third party that is inconsistent with any of the provisions of this Agreement.

(d) Licensee shall not conduct the Business in violation of any laws, regulations or ordinances that are applicable in the countries and territories within which the Business operates.

9. Licensor Representations. LICENSOR MAKES, AND LICENSEE RECEIVES, NO REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE), INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF A THIRD-PARTY RIGHTS, OR THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION.

10. Indemnification. Except for claims of infringement by third parties, which claims are not subject to indemnification under this paragraph, Licensee agrees to indemnify, hold harmless and defend Licensor from and against all suits, actions, claims, damages, liabilities, costs and expenses including reasonable attorney’s fees, court costs and other legal expenses arising out of or connected with the use, production, packaging, sale, distribution, consumption or rendering of any goods or services which are produced, packaged, sold, distributed or rendered by or on behalf of Licensee under the Marks.

11. Miscellaneous.

(a) Severability. If any provision of this Agreement shall be held unenforceable, either by operation of law or otherwise, the remainder of the Agreement shall nevertheless remain in full force and effect, it being the intent and Agreement of the parties that this Agreement will be deemed to have been amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefore another provision that is legal and enforceable and that achieves the same objective.

(b) No Waiver. No express or implied waiver by any party of any provision of this Agreement or of any breach or default of the other party shall constitute a continuing waiver, and no waiver by any party shall prevent such party from enforcing any and all other provisions of this Agreement or from acting upon such other provisions or upon any other or subsequent breach or default by the other party.

(c) Notices. All notices, demands, requests, consents, statements, satisfactions, waivers, designations, refusals, confirmations, denials and other communications that may be required or otherwise provided for or contemplated hereunder shall be in writing and shall be deemed to be properly given and received (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged, (ii) one (1) business day after having been deposited for overnight delivery with Federal Express or another comparable nationally-recognized overnight courier service, or (iii) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed as follows:

If to Licensor:	If to Licensee:

Das Family Holdings	BPOMS/HRO, Inc.
6837 E. Horizon Drive	22700 Savi Ranch Parkway
Orange, California 92867	Yorba Linda, California 92887
Fax No.: (714) 464-5352	Fax No.: (714) 974-4771
Attn: Chief Executive Officer	Attn: Chief Executive Officer

or such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder.

(d) Transferability. Licensee shall not be free to transfer the rights or obligations under this Agreement to any other party, whether by sale, operation of law, pledge, assignment, or otherwise, without obtaining the prior written consent of Licensor. A “Change in Control” of Parent (as hereinafter defined) shall be deemed a transfer by Licensee under this agreement, and shall require the prior written consent of Licensor. A “Change in Control” shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of Parent possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of Parent; (ii) a merger or consolidation in which Parent is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of Parent immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which Parent is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of Parent are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent; or (v) approval by the stockholders of a plan or proposal for the liquidation or dissolution of Parent.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(f) Amendments. No modification or amendment of this Agreement shall be valid or binding on the parties unless such modification or amendment shall be in writing signed by the party or parties against whom the same is sought to be enforced.

(g) Further Assurances. Each party hereby covenants and agrees that it shall execute and deliver such additional agreements and other documents, and take such further acts, as may be necessary or desirable in order to implement any of the provisions of this Agreement.

(h) Counterparts. This Agreement may be executed in counterparts, each such counterpart shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument, and each party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

(i) Costs and Expenses. Unless otherwise provided in this Agreement, each party shall bear all fees and expenses incurred by it in connection with this Agreement or its performance hereunder.

(j) Title and Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference purposes and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

(k) Applicable Law. The Agreement shall be deemed made in, and governed by, the laws of the State of California and in the event of a dispute, each party hereby consents to the jurisdiction of the appropriate federal or state courts located in the State of California, county of Orange, to resolve such dispute.

(l) Specific Performance. Licensee agrees that money damages would not be a sufficient remedy for any breach of this Agreement by Licensee and that Licensor shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach or threatened breach. Such remedies shall not be deemed to be Licensor’s exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available to Licensor at law or in equity.

(m) Attorneys’ Fees. In the event of any litigation or other legal proceeding relating to this Agreement, the prevailing party in such proceeding shall be entitled to receive from the other party its reasonable attorneys’ and other professionals’ fees and costs, including fees and costs incurred in connection with such litigation and any appeal therefrom and costs of collection.

(n) Entire Agreement. The parties acknowledge that this Agreement constitutes the entire agreement between the parties in respect of the matters contemplated herein, and supersedes all prior agreements and merges all prior discussions between them.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Transition Agreement to be signed by their respective duly authorized officers as of the date first written above.

Das Family Holdings,
a California corporation

By: /s/_________________________________

Print Name: _____________________________

Its: ___________________________________

BPOMS/HRO, Inc.,
a Delaware corporation

By: /s/________________________________

Print Name: ____________________________

Its: __________________________________

EXHIBIT A

Marks

netGuru, Inc.
netguru.com